Exhibit 99.1

TAC ACQUISITION CORP. ANNOUNCES RESULTS OF THE SPECIAL MEETING

OF STOCKHOLDERS ON FEBRUARY 13, 2007

GREENWICH, CT – February 14, 2007. TAC Acquisition Corp. (OTCBB: TACA)(OTCBB: TACAU)(OTCBB:TACAW) announced today that its stockholders voted to approve the dissolution of TAC and its proposed plan of liquidation, as presented in the TAC proxy statement dated January 23, 2007, at the special meeting of the stockholders held on February 13, 2007.

TAC also announced that its board of directors has adopted the proposed plan of liquidation, as approved by TAC’s stockholders, and in accordance therewith has authorized the issuance of a liquidating distribution in the amount of $5.6941 per share, payable on February 21, 2007 to holders of record, as of February 14, 2007, of the outstanding shares of TAC’s common stock issued in connection with its initial public offering.

TAC further announced that it has filed a certificate of dissolution with the Delaware Secretary of State for the purpose of effecting its dissolution, and intends to submit a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended. As a result, TAC will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.

Forward-looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.